Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of Bancroft Uranium Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, David Naylor, Principal Financial and Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report.

Date: November 14, 2008

By:	/s/ David Naylor
David Naylor
Principal Financial and Accounting Officer